Exhibit 32.1

SECTION 1350 CERTIFICATIONS OF INSIGHT MIDWEST, L.P.

The undersigned hereby certify that the annual report on Form 10-K of Insight Midwest, L.P. (“the registrant”) for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ MICHAEL S. WILLNER
Michael S. Willner Chairman and Chief Executive Officer Insight Midwest, L.P. March 30, 2006

/s/ JOHN ABBOT
John Abbot Executive Vice President and Chief Financial Officer Insight Midwest, L.P. March 30, 2006